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                                                                    EXHIBIT 99.1


DATE:  April 3, 2007

CONTACT:
Ellen Gonda / Christina Stenson
Brunswick Group
(212) 333-3810


NOT FOR IMMEDIATE RELEASE


                    DURA PROPOSES CLOSURE OF FOUR FACILITIES
       AND SALE OF TWO BUSINESSES AS PART OF RESTRUCTURING TURNAROUND PLAN

                   BROWNSTOWN, INDIANA; BRACEBRIDGE, ONTARIO;
          HANNIBAL SOUTH, MISSOURI; SELINSGROVE, PENNSYLVANIA TO CLOSE;

         COMPANY TO SELL BUTLER, INDIANA; AND MANCELONA, MICHIGAN SITES


ROCHESTER HILLS, Mich., April 3, 2007--DURA Automotive Systems, Inc. (OTC:DRRAQ), today announced that as a continuation of the company's strategic restructuring initiative called 50-cubed, it is proposing to close the following four manufacturing facilities: Brownstown, Indiana; Bracebridge, Ontario; Hannibal South, Missouri; and Selinsgrove, Pennsylvania.

The 50-cubed program was launched in February of 2006 and established heightened performance goals in quality, worldwide efficiency and profitability. The program is projected to result in the idling of approximately 10 DURA manufacturing facilities worldwide by the end of 2007. The company also anticipates the announcement of further consolidation strategies in the third quarter of 2007.

In 2006, DURA announced planned closures of sites in Llanelli, United Kingdom; Brantford, Ontario; Stratford, Ontario; and a U.S. site in LaGrange, Indiana, as part of its restructuring program. The following additional plants are slated for closure by year-end 2007:

     - Brownstown, Indiana, a 68,400 square-foot plant that manufactures spare tire carriers/winches and toolkits, and currently employs 114 people. Manufacturing of products will be moved to Matamoros, Mexico. It is anticipated that production will cease at the Brownstown, facility by year-end 2007.

     - Bracebridge, Ontario, a 120,000 square-foot plant that manufactures manual and power seat adjusters, and currently employs 176 people. Manufacturing will be moved to Gordonsville, Tennessee; and Stockton, Illinois. It is anticipated that production will cease at the Bracebridge facility in October 2007.

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     -    Hannibal South, Missouri, a 70,000 square-foot facility that manufactures park brake cables, and currently employs 65 people. All primary operations will be transferred to Milan, Tennessee, to be integrated with final assembly work. It is anticipated that the Hannibal South facility will close by the end of September 2007.

     - Selinsgrove, Pennsylvania, a 56,000 square-foot facility that manufactures truck cap windows, and currently employs 61 people. The assembly lines will be moved to Elkhart, Indiana. It is anticipated that the Selinsgrove facility will close by the end of May 2007.

Separately, but as part of the ongoing Chapter 11 restructuring currently underway, the company has announced its intention to sell its jack business, and its hinge and latch business. The proposed divestitures will include the sale of facilities in Butler, Indiana; and Mancelona, Michigan:

     - Butler, Indiana, a 140,000 square-foot facility, manufactures jacks and jack tool kits, and currently employs 181 people. DURA is currently marketing the sale of its jacks business.

     - Mancelona, Michigan, a 173,000 square-foot facility, primarily manufactures automotive latch assemblies and employs 237 people.

Further information regarding these divestitures will be made as sale agreements are reached.

"We recognize the impact that these announcements will have on our employees and these communities," said Larry Denton, chairman and chief executive officer of DURA Automotive. "The decisions to consolidate facilities and transition assembly lines are extremely difficult but necessary. Our restructuring programs are designed to improve our long-term competitiveness and assist the organization to emerge from Chapter 11 protection in an expedited timeframe. "

DURA currently has a presence in 16 countries with 69 locations, including its manufacturing facilities, technology and customer service centers, and joint venture companies.

On October 30, 2006, DURA Automotive Systems, Inc., and its domestic and Canadian affiliates filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The company and its domestic and Canadian affiliates continue to operate their businesses as Chapter 11 debtors-in-possession.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.
DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by DURA may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results

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of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the company to continue as a going concern; (ii) the ability of the company to operate pursuant to the terms of the debtor-in-possession ("DIP") financing facility; (iii) the company's ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the company to obtain and maintain normal terms with vendors and service providers; (vi) the company's ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; (viii) the ability of the company to execute its business plans, and strategy, including the operational restructuring initially announced in February 2006, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (x) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the company's United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2005. DURA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of DURA's common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the company urges that appropriate caution be exercised with respect to existing and future investments in DURA's common stock or other equity interests or any claims relating to pre-petition liabilities.